Exhibit 1

                    TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-3
*CUSIP: 21988G601

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 25, 2006.


INTEREST ACCOUNT
----------------

Balance as of December 15, 2005.....                                               $0.00
        Scheduled Income received on securities.....                               $0.00
        Unscheduled Income received on securities.....                             $0.00
        Interest portion of Call Price received upon exercise of             $871,245.83
        Call Rights by 100% of the holders thereof.....

LESS:
        Distribution of January 25, 2006 interest portion of Call           -$871,245.83
        Price to the Certificate Holders.....
        Distribution to Depositor.....                                            -$0.00
        Distribution to Trustee.....                                              -$0.00
Balance as of      January 25, 2006.....                                           $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of December 15, 2005.....                                               $0.00
        Scheduled Principal received on securities.....                            $0.00
        Principal portion of Call Price received upon exercise of         $95,045,000.00
        Call Rights by 100% of the holders thereof.....

LESS:
        Distribution of principal to Certificate Holders on              -$95,045,000.00
        January 25, 2006.....
        Distribution of $95,045,000 principal amount of underlying                -$0.00
        securities to Call Rights Holder on January 25, 2006.....
Balance as of January 25, 2006.....                                                $0.00


               UNDERLYING SECURITIES HELD AS OF January 25, 2006

           Principal
             Amount          Title of Security
           ---------         ---------------------------------------------
             $0.00           KeyCorp Institutional Capital B 8.25% Capital
                             Securities Due December 15, 2026
                             *CUSIP: 493266AB6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.